UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

MercadoLibre, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG

(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On August 20, 2018, MercadoLibre, Inc. (“MercadoLibre” or the “Company”) issued a press release describing a proposed private offering of $800 million aggregate principal amount of convertible senior notes due 2028 pursuant to Rule 144A under the Securities Act of 1933, as amended. MercadoLibre also intends to grant to the initial purchasers of the notes the right to purchase up to an additional $120 million principal amount of notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01, including Exhibit 99.1, shall be deemed furnished and not filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

In connection with the offering, MercadoLibre intends to disclose certain information to potential investors, some of which has not been previously reported. MercadoLibre is hereby disclosing certain updated information related to the Company, which is being used in conversations and materials with certain investors. A copy of this updated information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1. Press release dated August 20, 2018

Exhibit 99.2. Certain updates related to MercadoLibre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: August 20, 2018	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer